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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IFX Corporation for the registration of 65,457 shares of its common stock and to the incorporation by reference therein of our report dated September 24, 1999 with respect to the consolidated financial statements and schedule of IFX Corporation as of and for the year ended June 30, 1999, included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                                        /s/ ERNST & YOUNG LLP



Miami, Florida
January 14, 2000